EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2026 Results

Net Sales Growth
Volumes Continue to Track Normal Seasonality Patterns
Margin Expansion Realized in Hardware Solutions Segment and on Consolidated Basis
$42.25 Million of Debt Repaid in 3Q26
Continued Progress and Execution on Working Capital Management

HOUSTON, Sept. 03, 2026 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2026.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
($ in millions, except per share data)	2026	2025	2026	2025
Net Sales	$501.8	$495.3	$1,373.3	$1,347.8
Gross Margin	$141.5	$138.0	$357.8	$361.7
Gross Margin %	28.2%	27.9%	26.1%	26.8%
Operating Income (Loss)	$46.5	($270.8)	$68.1	($236.9)
Net Income (Loss)	$26.5	($276.0)	$25.8	($270.4)
Diluted EPS	$0.58	($6.04)	$0.57	($5.83)

Adjusted Net Income	$36.0	$31.6	$47.0	$68.4
Adjusted Diluted EPS	$0.79	$0.69	$1.03	$1.47
Adjusted EBITDA	$72.7	$70.3	$144.3	$172.0
Adjusted EBITDA Margin %	14.5%	14.2%	10.5%	12.8%

Cash Provided By Operating Activities	$58.6	$60.7	$57.3	$76.6
Free Cash Flow	$47.8	$46.2	$24.2	$35.6

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, stated, “Volumes continued to track normal seasonality patterns during the third quarter of 2026, and we made meaningful progress addressing the price versus cost imbalance that impacted our margins in the second quarter of 2026. Inflationary pressures related to macroeconomic concerns and the ongoing conflict in the Middle East are still having an impact, but the initial rate and magnitude of these pressures have somewhat subsided.

“We stayed focused on managing our working capital during the third quarter of 2026, which when coupled with the seasonal uptick in volumes, enabled us to repay $42.25 million of debt and buy back some of our shares. We will continue to prioritize repaying debt and opportunistically repurchasing our shares as we generate cash in the fourth quarter of 2026. In addition, we will continue to identify operational efficiencies and commercial synergies that we believe will benefit us when consumer confidence and demand improve.”

Third Quarter 2026 Results Summary

Quanex reported net sales of $501.8 million during the three months ended July 31, 2026, which represents an increase of 1.3% compared to $495.3 million for the same period in 2025, mainly due to favorable impacts from pricing, partially offset by the impact of IEEPA tariff reimbursements to customers. The Hardware Solutions segments reported a 2.7% decline in net sales for the third quarter of 2026, driven by lower volumes and the impact of IEEPA tariff reimbursements to customers, which were somewhat offset by favorable impacts from pricing. The Extruded Solutions segments reported net sales growth of 2.8% for the third quarter of 2026, as lower volumes were more than offset by favorable impacts from pricing. Quanex reported an increase of 8.5% in net sales for the third quarter of 2026 in its Custom Solutions segment, largely due to increased volume and improved pricing. (See Sales Analysis table for additional information)

On a consolidated basis, the increase in reported earnings for the third quarter of 2026 compared to the third quarter of 2025 was mainly due to improved pricing, lower depreciation and amortization expense and lower interest expense. Results for the third quarter of 2025 were also impacted by a $302.3 million non-cash goodwill impairment.

Balance Sheet & Liquidity Update

As of July 31, 2026, the Company had total debt of $672.2 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.8x. As of July 31, 2026, Quanex reported LTM Net Income of $45.4 million and LTM Adjusted EBITDA of $215.2 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The Company’s liquidity increased by 10.5% to $363.1 million as of July 31, 2026, consisting of $62.1 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 99,786 shares of common stock for approximately $1.7 million at an average price of $17.10 per share during the three months ended July 31, 2026. As of July 31, 2026, approximately $28.7 million remained under the existing share repurchase authorization.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, September 4, 2026, at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link:
https://register-conf.media-server.com/register/BIac7900426be941999342c141e5049229

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently partners with leading OEMs to provide innovative solutions in window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, asset impairment charges, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflect operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  These measures allow management and investors to evaluate operational performance and trends without the impact of certain non-cash charges, acquisition-related costs, and other items that may vary significantly from period to period and may not be reflective of Quanex’s core operating results. The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.   Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” “anticipate,” “intend,” “plan,” “project,” “seek,” “would,” “may,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: Quanex’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, expectations regarding the recovery of price versus cost imbalances, anticipated debt repayment and share repurchase activity, expected operational efficiencies and synergies and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from those expressed or implied in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a complete discussion of factors that may affect the Company’s future performance, please refer to Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether written or oral, to reflect new information, developments or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025

Net sales	$501,845	$495,273	$1,373,301	$1,347,795
Cost of sales	360,380	357,305	1,015,517	986,129
Selling, general and administrative	70,837	71,270	216,695	208,253
Restructuring charges	-	1,367	-	10,207
Depreciation and amortization	24,138	33,882	73,037	77,814
Asset impairment charges	-	302,284	-	302,284
Operating income (loss)	46,490	(270,835)	68,052	(236,892)
Interest expense	(11,978)	(14,218)	(36,387)	(42,344)
Other, net	(93)	855	5,972	1,925
Income (loss) before income taxes	34,419	(284,198)	37,637	(277,311)
Income tax (expense) benefit	(7,915)	8,191	(11,854)	6,934
Net income (loss)	$26,504	$(276,007)	$25,783	$(270,377)

Earnings (loss) per common share, basic	$0.58	$(6.04)	$0.57	$(5.83)
Earnings (loss) per common share, diluted	$0.58	$(6.04)	$0.57	$(5.83)

Weighted average common shares outstanding:
Basic	45,461	45,691	45,466	46,395
Diluted	45,648	45,691	45,607	46,395

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$62,094	$76,018
Restricted Cash	2,123	2,100
Accounts receivable, net	214,768	205,384
Inventories	276,396	254,122
Income taxes receivable	5,603	-
Prepaid assets	37,452	32,387
Other current assets	3,847	3,764
Total current assets	602,283	573,775
Property, plant and equipment, net	394,021	411,591
Operating lease right-of-use assets	171,552	154,866
Deferred tax assets	300	2,706
Goodwill	273,765	271,346
Intangible assets, net	522,218	549,137
Other assets	4,552	4,812
Total assets	$1,968,691	$1,968,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$127,030	$131,307
Accrued liabilities	88,209	95,155
Income taxes payable	9,300	12,076
Current maturities of long-term debt	26,551	27,561
Current operating lease liabilities	18,822	15,446
Other liabilities	-	-
Total current liabilities	269,912	281,545
Long-term debt	636,814	665,268
Noncurrent operating lease liabilities	160,290	145,459
Deferred pension benefits
Deferred income taxes	137,766	135,993
Liabilities for uncertain tax positions	1,857	-
Other liabilities	16,608	13,789
Total liabilities	1,223,247	1,242,054
Stockholders’ equity:
Common stock	512	512
Additional paid-in-capital	697,598	700,029
Retained earnings	179,472	164,710
Accumulated other comprehensive loss	(32,142)	(35,439)
Treasury stock at cost	(99,996)	(103,633)
Total stockholders’ equity	745,444	726,179
Total liabilities and stockholders' equity	$1,968,691	$1,968,233

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Nine Months Ended July 31,
	2026	2025
Operating activities:
Net (loss) income	$25,783	$(270,377)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	73,037	77,814
Stock-based compensation	3,617	2,762
Deferred income tax	664	(26,440)
Goodwill impairment charge	-	302,284
Other, net	4,640	9,203
Changes in assets and liabilities:
Increase in accounts receivable	(8,685)	(1,727)
(Increase) decrease in inventory	(21,129)	5,261
Increase in other current assets	(4,430)	(7,228)
(Decrease) increase in accounts payable	(2,365)	144
Decrease in accrued liabilities	(7,601)	(9,725)
Change in income taxes	(6,629)	(21)
Other, net	366	(5,307)
Cash provided by operating activities	57,268	76,643
Investing activities:
Capital expenditures	(33,066)	(40,996)
Proceeds from disposition of capital assets	62	361
Cash used for investing activities	(33,004)	(40,635)
Financing activities:
Borrowings under credit facilities	141,500	170,000
Repayments of credit facility borrowings	(164,250)	(213,750)
Repayments of other long-term debt	(3,316)	(1,962)
Common stock dividends paid	(10,916)	(11,233)
Purchase of treasury stock	(1,707)	(29,248)
Other, net	(704)	(1,186)
Cash used for financing activities	(39,393)	(87,379)
Effect of exchange rate changes on cash and cash equivalents	1,228	16,302
Decrease in cash, cash equivalents and restricted cash	(13,901)	(35,069)
Cash, cash equivalents and restricted cash at beginning of period	78,118	102,995
Cash, cash equivalents and restricted cash at end of period	$64,217	$67,926

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025
Cash provided by operating activities	$58,554	$60,656	$57,268	$76,643
Capital expenditures	(10,744)	(14,452)	(33,066)	(40,996)
Free Cash Flow	$47,810	$46,204	$24,202	$35,647

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2026	2025
Term loan facility	$450,000	$475,000
Revolving credit facility	168,500	197,500
Finance lease obligations (1)	53,697	61,194
Total debt (2)	672,197	733,694
Less: Cash and cash equivalents	62,094	66,272
Net Debt	$610,103	$667,422

(1) Includes $47.9 million and $58.9 million in real estate lease liabilities considered finance leases under U.S. GAAP as of July 31, 2026 and 2025, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended July 31, 2026	Three Months Ended April 30, 2026	Three Months Ended January 31, 2026	Three Months Ended October 31, 2025	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income (loss) as reported	$26,504	$3,350	$(4,071)	$19,571	$45,354
Income tax expense (benefit)	7,915	3,766	173	15,147	27,001
Other, net	93	(448)	(5,617)	(5,246)	(11,218)
Interest expense	11,978	12,042	12,367	13,468	49,855
Depreciation and amortization	24,138	24,650	24,249	25,630	98,667
EBITDA	70,628	43,360	27,101	68,570	209,659
Cost of sales (1)	1,223	121	407	308	2,059
Selling, general and administrative (1),(2)	894	688	(126)	2,040	3,496
Adjusted EBITDA	$72,745	$44,169	$27,382	$70,918	$215,214

(1) Severance and other expenses related to manufacturing footprint and performance optimization.
(2) Transaction, advisory fees, severance and reorganization costs.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended July 31, 2026			Three Months Ended July 31, 2025			Nine Months Ended July 31, 2026			Nine Months Ended July 31, 2025
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income (loss) as reported	$26,504	$0.58		$(276,007)	$(6.04)		$25,783	$0.57		$(270,377)	$(5.83)
Net income(loss) reconciling items from below	9,507	$0.21		307,578	$6.73		21,221	$0.46		338,756	$7.30
Adjusted net income and adjusted EPS	$36,011	$0.79		$31,571	$0.69		$47,004	$1.03		$68,379	$1.47

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2026			Three Months Ended July 31, 2025			Nine Months Ended July 31, 2026			Nine Months Ended July 31, 2025
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$26,504			$(276,007)			$25,783			$(270,377)
Income tax expense	7,915			(8,191)			11,854			(6,934)
Other, net	93			(855)			(5,972)			(1,925)
Interest expense	11,978			14,218			36,387			42,344
Depreciation and amortization	24,138			33,882			73,037			77,814
Asset impairment charges	-			302,284			-			302,284
EBITDA	70,628			65,331			141,089			143,206
EBITDA reconciling items from below	2,117			4,964			3,207			28,766
Adjusted EBITDA	$72,745			$70,295			$144,296			$171,972

Reconciling Items	Three Months Ended July 31, 2026			Three Months Ended July 31, 2025			Nine Months Ended July 31, 2026			Nine Months Ended July 31, 2025
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$501,845	$-		$495,273	$-		$1,373,301	$-		$1,347,795	$-
Cost of sales	360,380	(1,223)	(1)	357,305	(148)	(1)	1,015,517	(1,751)	(1)	986,129	(1,124)	(1)
Selling, general and administrative	70,837	(894)	(1),(3)	71,270	(3,449)	(1),(3)	216,695	(1,456)	(1),(3)	208,253	(17,435)	(1),(2),(3)
Restructuring charges	-	-		1,367	(1,367)	(4)	-	-		10,207	(10,207)	(4)
EBITDA	70,628	2,117		65,331	4,964		141,089	3,207		143,206	28,766
Asset impairment charges	-	-		302,284	(302,284)	(5)	-	-		302,284	(302,284)	(5)
Depreciation and amortization	24,138	(9,758)	(6)	33,882	(19,604)	(6)	73,037	(29,291)	(6)	77,814	(36,708)	(6)
Operating income (loss)	46,490	11,875		(270,835)	326,852		68,052	32,498		(236,892)	367,758
Interest expense	(11,978)	-		(14,218)	-		(36,387)	-		(42,344)	-
Other, net	(93)	288	(7)	855	(949)	(7)	5,972	(4,942)	(7)	1,925	(118)	(7)
Income (loss) before income taxes	34,419	12,163		(284,198)	325,903		37,637	27,556		(277,311)	367,640
Income tax (expense) benefit	(7,915)	(2,656)	(8)	8,191	(18,325)	(8)	(11,854)	(6,335)	(8)	6,934	(28,884)	(8)
Net income (loss)	$26,504	9,507		$(276,007)	$307,578		$25,783	21,221		$(270,377)	$338,756

Diluted earnings (loss) per share	$0.58			$(6.04)			$0.57			$(5.83)

(1) Severance and other expenses related to manufacturing footprint and performance optimization.
(2) Amortization of step-up for purchase price adjustments on inventory.
(3) Transaction, advisory fees, and severance and reorganization costs.
(4) Restructuring charges related to severance and disposal of software.
(5) Goodwill impairment.
(6) Amortization expense related to intangible assets.
(7) Foreign currency transaction (gains) losses.
(8) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	Hardware Solutions	Extruded Solutions	Custom Solutions	Unallocated Corp & Other	Total
Three months ended July 31, 2026
Net sales	$220,923	$179,291	$111,007	$(9,376)	$501,845
Cost of sales	162,056	121,389	85,861	(8,926)	360,380
Gross Margin	58,867	57,902	25,146	(450)	141,465
Gross Margin %	26.6%	32.3%	22.7%		28.2%
Selling, general and administrative (1)	33,162	22,279	13,143	2,253	70,837
Depreciation and amortization	11,386	7,213	5,330	209	24,138
Operating (loss) income	14,319	28,410	6,673	(2,912)	46,490
Depreciation and amortization	11,386	7,213	5,330	209	24,138
EBITDA	25,705	35,623	12,003	(2,703)	70,628
Expense related to plant relocation and closure (Cost of sales)	1,223	-	-	-	1,223
Reorganization and severance costs	127	1	-	766	894
Adjusted EBITDA	$27,055	$35,624	$12,003	$(1,937)	$72,745
Adjusted EBITDA Margin %	12.2%	19.9%	10.8%		14.5%

Three months ended July 31, 2025
Net sales	$227,116	$174,427	$102,264	$(8,534)	$495,273
Cost of sales	170,282	116,597	77,755	(7,329)	357,305
Gross Margin	56,834	57,830	24,509	(1,205)	137,968
Gross Margin %	25.0%	33.2%	24.0%		27.9%
Selling, general and administrative (1)	32,954	20,740	11,708	5,868	71,270
Restructuring charges	1,140	34	26	167	1,367
Depreciation and amortization	16,987	6,989	4,716	5,190	33,882
Asset impairment charges	163,198	54,934	84,152	-	302,284
Operating income (loss)	(157,445)	(24,867)	(76,093)	(12,430)	(270,835)
Depreciation and amortization	16,987	6,989	4,716	5,190	33,882
Asset impairment charges	163,198	54,934	84,152	-	302,284
EBITDA	22,740	37,056	12,775	(7,240)	65,331
Expense related to plant relocation and closure (Cost of sales)	148	-	-	-	148
Transaction, advisory fees, reorganization costs, and product recall expenses	715	-	50	2,684	3,449
Restructuring charges	1,140	34	26	167	1,367
Adjusted EBITDA	$24,743	$37,090	$12,851	$(4,389)	$70,295
Adjusted EBITDA Margin %	10.9%	21.3%	12.6%		14.2%

Nine months ended July 31, 2026
Net sales	$613,054	$484,040	$304,062	$(27,855)	$1,373,301
Cost of sales	475,172	331,979	236,302	(27,936)	1,015,517
Gross Margin	137,882	152,061	67,760	81	357,784
Gross Margin %	22.5%	31.4%	22.3%		26.1%
Selling, general and administrative (1)	103,105	65,084	40,182	8,324	216,695
Depreciation and amortization	34,626	21,893	15,956	562	73,037
Operating (loss) income	151	65,084	11,622	(8,805)	68,052
Depreciation and amortization	34,626	21,893	15,956	562	73,037
EBITDA	34,777	86,977	27,578	(8,243)	141,089
Expense related to plant relocation and closure (Cost of sales)	1,751	-	-	-	1,751
Credit related to plant relocation (SG&A)	(8)	-	-	-	(8)
Reorganization and severance costs	273	1	1	1,189	1,464
Adjusted EBITDA	$36,793	$86,978	$27,579	$(7,054)	$144,296
Adjusted EBITDA Margin %	6.0%	18.0%	9.1%		10.5%

Nine months ended July 31, 2025
Net sales	$614,791	$478,024	$284,809	$(29,829)	$1,347,795
Cost of sales	466,600	325,914	219,755	(26,140)	986,129
Gross Margin	148,191	152,110	65,054	(3,689)	361,666
Gross Margin %	24.1%	31.8%	22.8%		26.8%
Selling, general and administrative (1)	98,570	60,921	34,156	14,606	208,253
Restructuring charges	8,155	34	26	1,992	10,207
Depreciation and amortization	38,818	22,066	15,693	1,237	77,814
Asset impairment charges	163,198	54,934	84,152	-	302,284
Operating (loss) income	(160,550)	14,155	(68,973)	(21,524)	(236,892)
Depreciation and amortization	38,818	22,066	15,693	1,237	77,814
Asset impairment charges	163,198	54,934	84,152	-	302,284
EBITDA	41,466	91,155	30,872	(20,287)	143,206
Expense related to plant closure (Cost of sales)	1,124	-	-	-	1,124
Gain related to plant closure (SG&A)	247	-	-	-	247
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	7,276	1,428	302	-	9,006
Transaction and advisory fees	1,397	177	50	6,558	8,182
Restructuring charges	8,155	34	26	1,992	10,207
Adjusted EBITDA	$59,665	$92,794	$31,250	$(11,737)	$171,972
Adjusted EBITDA Margin %	9.7%	19.4%	11.0%		12.8%

(1) Includes stock-based compensation expense for the three and nine months ended July 31 2026 of $0.9 million and 5.5 million, respectively, and $1.8 million and $3.6 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025

Hardware Solutions:(1)
Window and door hardware	$133,038	$148,303	$387,047	$405,497
Screens	85,830	76,809	219,980	203,269
Other	2,055	2,004	6,027	6,025
	$220,923	$227,116	$613,054	$614,791
Extruded Solutions:(2)
Window profiles	$75,684	$76,775	$206,581	$206,629
Seals and gaskets	20,241	20,415	57,405	57,857
Spacers	59,996	55,201	160,124	148,733
Solar	5,375	5,250	15,292	17,835
Flashing Tape	2,821	3,038	7,567	6,751
Window and door hardware	10,079	10,676	26,061	31,311
Other	5,095	3,072	11,010	8,908
	$179,291	$174,427	$484,040	$478,024
Custom Solutions:(3)
Wood solutions	$59,282	$53,409	$162,841	$148,456
Access solutions	29,483	27,370	78,984	74,158
Mixing solutions	22,242	21,485	62,237	62,195
	$111,007	$102,264	$304,062	$284,809

Unallocated Corporate & Other:
Eliminations	$(9,376)	$(8,534)	$(27,855)	$(29,829)
	$(9,376)	$(8,534)	$(27,855)	$(29,829)

Net Sales	$501,845	$495,273	$1,373,301	$1,347,795

(1) Reflects an unfavorable $0.2 million and favorable $6.5 million impact on revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2026, respectively.
(2) Reflects an unfavorable $0.1 million and favorable $8.3 million impact on revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2026, respectively.
(3) Reflects no impact and favorable $0.3 million impact on revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2026, respectively.